Exhibit 99.2

LABORATOIRES EUROSILICONE S.A.

FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT ACCOUNTS

DECEMBER 31, 2003 AND 2002

To the Board of Directors and Shareholders o f Laboratoires Eurosilicone SA
Zone Industrielle “La Peyrolière”
84400 Apt

Report of Independent Auditors

We have audited the accompanying balance sheets of Laboratoires Eurosilicone SA as of December 31, 2003 and 2002 and the related statements of income for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in France and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laboratoires Eurosilicone SA as of December 31, 2003, and 2002, and the results of its operations for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in France.

Accounting principles generally accepted in France vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 14 to the financial statements.

Paris, August 4, 2004

FCN – Société Française de Révision
Bruno BLANCHY

LABORATOIRES EUROSILICONE S.A
BALANCE SHEET
DECEMBER 31, 2003 AND 2002
(EXPRESSED IN EURO’S)

	December 31,	December 31,
	2003	2002
ASSETS
Non current assets
Intangible assets, net	2,456	4,074
Tangible assets, net
Land	86,822	66,679
Buildings	101,494	107,784
Machinery and equipments	736,597	861,562
Other tangible assets	754,841	407,657
Construction in progress	87,297	165,800
Advances and payment on account	31,828	34,245
Investments	88,396	75,496

Total non-current assets	1,889,731	1,723,297
Current assets
Inventories, net	1,792,875	1,700,181
Accounts receivable, net	3,691,588	3,280,014
Other receivables	578,948	779,844
Prepaid	261,237	219,215
Cash and cash equivalent	2,031,814	847,474

Total current assets	8,356,462	6,826,728

TOTAL ASSETS	10,246,193	8,550,025

	December 31,	December 31,
	2003	2002
LIABILITIES AND SHAREHOLDERS’ EQUITY
Shareholders’ equity
Share capital	2,000,000	2,000,000
Reserves	1,233,491	681,112
Net income (loss) for the year	1,972,184	1,227,421
Investment grants	24,391	33,538

Total shareholders’ equity	5,230,066	3,942,071

Contingency and loss provisions	51,604	54,999
Liabilities
Borrowings and other liabilities	907,183	852,055
Accounts payables	2,258,334	2,470,136
Other liabilities	1,799,006	1,230,764

Total liabilities	4,964,523	4,552,955

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	10,246,193	8,550,025

The accompanying notes are an integral part of the financial statements.

LABORATOIRES EUROSILICONE S.A
STATEMENTS OF OPERATIONS
DECEMBER 31, 2003 AND 2002
(EXPRESSED IN EURO’S)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Sales	15,825,206	13,902,855	11,660,325
Other income	512,637	281,787	547,188

Total Revenue	16,337,843	14,184,642	12,207,513
Purchase of material	(3,758,990)	(3,967,390)	(3,336,052)
Other operating expense	(3,808,700)	(3,575,648)	(3,057,009)
Payroll costs	(4,464,508)	(3,915,035)	(2,841,007)
Taxes other than on income	(269,453)	(282,351)	(154,146)
Depreciation	(462,233)	(234,752)	(236,629)
Total operating expense	(12,763,884)	(11,975,173)	(9,624,843)

Operating income	3,573,959	2,209,466	2,582,670
Financial income (expense), net	(125,874)	(31,857)	(120,565)
Exceptional items, net	1,650	(85,870)	(82,921)

Income (loss) before Profit sharing and income tax	3,449,735	2,091,739	2,379,184
Profit sharing	(343,125)	(218,168)	(237,833)
Income tax	(1,134,426)	(646,150)	(855,173)

Net income	1,972,184	1,227,421	1,286,178

The accompanying notes are an integral part of the financial statements

LABORATOIRES EUROSILICONE S.A
STATEMENT OF CASH FLOWS
(EXPRESSED IN EURO’S)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Cash flows from operating activities
Net income	1,972,184	1,227,421	1,286,174
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	272,833	183,381	193,028
Provision for doubtful accounts	(2,358)	—	114,630
Gain/Loss on disposal of property, plant and equipment	475	59,020	—

Cash flows from operating activities before changes in working capital	2,243,134	1,469,822	1,593,832
Net changes in working capital:
Inventories	(92,694)	(186,827)	(321,598)
Accounts receivable and payable	(629,849)	204,533	212,566
Other	735,906	(202,724)	(439,679)

Net cash provided by operating activities	2,256,497	1,284,804	1,045,121
Additions to property plants and equipment	(430,236)	(651,990)	(858,916)
Net change in other investment	(12,900)	(368)	908

Net cash used in investing activities	(443,136)	(652,358)	(858,011)
Dividends paid	(675,000)	(500,175)	(231,532)
Net change in borrowings and other liabilities	45,979	(118,285)	475,014

Net cash provided by (used in) financing activities	(629,021)	(618,460)	243,482

Net change in cash and cash equivalent	1,184,340	13,986	430,592

Cash and cash equivalent at beginning of the period	847,474	833,488	402,896
Cash and cash equivalent at end of the period	2,031,814	847,474	833,488

The accompanying notes are an integral part of the financial statements.

LABORATOIRES EUROSILICONE S.A

NOTES TO FINANCIAL STATEMENTS

(EXPRESSED IN EURO’S)

Note 1 – Description of business

Founded in 1988, Laboratoires Eurosilicone SA (hereafter referred to as the “Company”) develops, manufactures and markets a comprehensive line of silicone implants mainly for cosmetic surgery but also for reconstructive surgery. The Company’s principal products are breast prosthesis consisting of a variety of shapes, sizes and textures used in breast augmentation for both cosmetic and reconstructive surgery.

The Company develops, manufactures, and markets also testicles gluteus, calf, nasal, malar and chin silicon implants.

The Company’s products are sold worldwide to hospitals, surgery centers and physicians through various distributors and direct sales personnel.

Note 2 – Summary of accounting policies

a) Accounting standard

The financial statement of Laboratoires Eurosilicone SA (the “Company”) has been prepared in accordance with French generally accepted accounting principles (“French GAAP”). Accounting policies and methods used in the preparation of the financial statements for the year ended December 31, 2003, 2002 and 2001 are identical.

b) Property, plant and equipment

Property, plant and equipment are stated at acquisition or production cost Interest expense related to the production of assets is not capitalized. Depreciation is calculated on the straight-line basis over the estimated useful life of the assets as follows:

Buildings	10 years
Technical equipment	5 to 10 years
Technical fixtures and tooling	5 to 10 years
Office equipment and computer	3 to 5 years
Fixtures and fittings	10 years
Transport	5 years

c) Inventories

Inventories are valued at the lower of costs or market value. Cost is calculated using the first-in first-out method. Returned goods are recorded at the standard cost of the accounting period in which the return occurs. Expected returns are provided for at the end of the accounting period based on the Company’s past experience.

d) Cash and cash equivalent

Cash and cash equivalent comprise all liquid assets, including petty cash, bank account, short term deposits with an original maturity of three months or less.

e) Accounts receivable

Receivables are stated at cost. A provision is recorded when their net realizable value is lower than their carrying amount.

f) Receivables and payables denominated in foreign currency

Receivables and payables denominated in foreign currency are recorded based on the exchange rate in effect at the year-end. The difference between this value and the historical value of the receivables and payables is recorded under assets (unrealized foreign exchange losses) or liabilities (unrealized foreign exchange gains). A provision is recorded in the statement of operations to cover unrealized losses.

g) Revenue recognition

The Company recognizes revenue from product sales upon shipment, provided that no significant post-delivery obligations remain and collection of the resulting receivable is reasonably assured. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled.

h) Research and development

Research and development costs are expensed by the Company as incurred, including the costs of clinical studies and other regulatory approval activities.

i) Financial income (expense), net

Financial income (expense), net comprise interest paid and received and foreign exchange gains and losses.

j) Exceptional items

Exceptional items consist of gains and losses on disposals of tangible and intangible fixed assets and significant costs or provisions relating to litigation.

k) Retirement obligations and other employee benefit commitments

Retirement obligations, additional pension contribution and other post-retirement benefits are not recorded and are disclosed as off balance sheet commitments. A detailed actuarial valuation of these obligations is carried out, based on the projected unit credit method. The actuarial assumptions used are as follows:

•	Discount rate (Early retirement plans and other): 2,50%

•	Estimated annual salary increase: 5%

•	Retirement age:

•	Non-managerial employees: 65

•	Managers: 65

•	Turnover: 10%

•	Mortality rate: TV 88/90

Note 3 – Assets

A– Intangible assets

(In euros)	December 31, 2003	December 31, 2002
Intangible assets (Gross)	10,015	10,015
Amortization	(7,559)	(5,941)

Intangible assets (Net)	2,456	4,074

B– Property, plant and equipment

•	Gross value

			Assets sold or
(At cost in euros)	December 31, 2002	Additions	scrapped	December 31, 2003
Land	66,679	20,142		86,821
Buildings	113,897			113,897
Machinery and equipment	1,698,824	475,722		2,174,546
Transport	—	1,697	1,697	—
Office equipment and computer	154,650	11,179		165,829
Construction in progress	165,800	213,070	291,573	87,297

Total:	2,199,850	721,811	293,270	2,628,390

•	Depreciation

			Assets sold or
(In euros)	December 31, 2002	Additions	scrapped	December 31, 2003
Buildings	6,113	6,290		12,403
Machinery and equipment	526,061	244,437		770,498
Transport	—	1,222	1,222	—
Office equipment and computer	58,194	20,244		78,438

Total:	590,368	272,193	1,222	861,339

Note 4 – Inventories

Inventories are stated at the lower of cost or market, cost determined by the first-in, first-out (FIFO) method. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. Inventories at December 31, 2002 and 2003 consist of:

(In euros)	December 31, 2002	December 31, 2003
Raw material	337,489	282,645
Work in progress	39,267	94,345
Finished goods	1,323,425	1,415,885

Total:	1,700,181	1,792,875

Note 5 – Accounts receivable

This item consists of the following:

(In euros)	December 31, 2002	December 31, 2003
Doubtful accounts receivable	200,048	215,620
Accounts receivable	3,279,808	3,673,583
Allowance for bad debt	(199,842)	(197,615)

Total:	3,280,014	3,691,588

All accounts receivable are due within one year.

Note 6 – Other receivables

Other receivables could be detailed as follows:

(In euros)	December 31, 2002	December 31, 2003
Taxes (other than income) and VAT	526,221	441,651
Income tax	178,082	20,548
Other (*)	75,541	116,749

Total:	779,844	578,948

(*) At December 31, 2002 and 2003, the amount of unrealized losses included in “Other” totalled €54,999 and €43,995, respectively (See “Receivables and payables denominated in foreign currencies”).

All other receivables balances are due within one year.

Note 7 – Shareholders’ equity

(In euros)	Share capital	Investment grants	Reserves	Net income
At December 31, 2001	1,000,000	33,538	892,954	1,286,174
Dividend paid (1)			(500,175)
Capital increase	1,000,000		(1,000,000)
Allocation of income 2001			1,286,174	(1,286,174)
Net income for the year				1,227,421
Other movements			2,159

At December 31, 2002	2,000,000	33,538	681,112	1,227,421
Dividend paid (1)			(675,000)
Allocation of income 2002			1,227,421	(1,227,421)
Net income for the year				1,972,184
Refund of investment (3)		(9,147)
Other movements			(42)
At December 31, 2003	2,000,000	24,391	1,233,491	1,972,184

(1)	As decided by shareholders’ meeting.

(2)	Share capital of €2,000,000 made up of 33,750 common shares with a par value of €59.26

(3)	In 2001, the French Government (ANVAR) granted a refundable subsidy of €33,538 to develop a research program. The decrease is due to reimbursement.

Note 8 – Borrowings and other liabilities

Borrowings and other liabilities consists of the following:

(In euros)	December 31, 2002	December 31, 2003
Bank Borrowings (*)	841,919	901,443
Other liabilities (**)	10,136	5,740

Total:	852,055	907,183

(*) Over the last few years, the Company entered into loan agreement with various financial institutions.

(**) Other liabilities consist of a shareholders’ loan of € 5,740 and € 10,136 at December 31, 2003 and 2002, respectively.

Debt maturity could be detailed as follows:

(In euros)	December 31, 2003	<1 year	1 - 5 years
Bank Borrowings	901,443	312,070	589,373

Note 9 – Other liabilities

Other liabilities could be detailed as follows:

(In euros)	December 31, 2002	December 31, 2003
Accrued taxes and personnel losses	1,019,572	1,656,466
Amounts due to suppliers of fixed assets	34,873	70,117
Other (*)	176,319	72,423

Total	1,230,764	1,799,006

(*) At December 31, 2002 and 2003, the amount of unrealized gains included in “Other” totalled € 82,475 and € 62,640, respectively (See “Receivables and payables denominated in foreign currencies”).

Note 10 – Financing commitments at December 31, 2003

1- Commitments provided in the usual course of business

		Amounts
Beneficiaries	Object	(In Euros)	Comments
Salaries	Pensions and benefit retirements	80,591
			See commitments
BNP Paribas	Borrowings granted by BNP Paribas	193,804	received (2)
	Lease expenses to be paid for cars	116,212	(1)
	Lease expenses to be paid for Europrotex, Eurosilicone 1 & 2	3,300,363	(1)

	TOTAL	3,690,970

(1)	Almost all lands and buildings where the company operates are leased. Two leasing contracts were sealed in 1999 with the municipality of Apt and one with a financial institution in early 2002. Main lease expenses relate to the Apt’s premises (building and laboratory equipments) and the remaining lease expenses related to vehicles.

2- Commitments received

		Amounts
Commitment provided by	Object	(In Euros)	Comments
BNP Paribas	Unused credit facility granted by BNP Paribas	136,663	(2)
French Government	Operating subsidy until June 2005	172,800	(1)

	TOTAL	309,463

(1)	The Company entered into an agreement with the French Ministry of Defense (French Government) to receive a financial assistance. The main criteria are as follows:

•	The company should hire at least 90 salaried employees between May 2002 and June 2005,

•	These employees should stay in the company at least 2 years after June 2007,

•	The Company will receive € 3,200 per employee up to € 288,000,

•	The company will receive interim payments based statements sent to the French Government.

(2)	The company subscribed a bank borrowing in 2003 at the BNP Paribas, amounting to € 193, 804 (principal: € 181,040 and interest € 12,764), to finance the Company’s plant expansion. The first repayment was scheduled in 2004. In 2003, the company only recognized in the balance sheet statement the first portion received of the borrowing amounting to € 44,377. The amount of € 136,663 (excluding interests) corresponds to the remaining portion of the bank borrowing not drawn yet.

Note 11 – Management compensation

The total compensation (direct or indirect) paid to the members of the administration, management and supervisory boards in relation to their functions amount to € 145,835 and € 155,251, at December 31, 2002, and December 31, 2003, respectively.

The company doesn’t allow specific pension plan and post-retirement benefits for its members of the board of directors and the management.

Note 12 – Number of employees

Headcount as of December 31, 2002 and 2003 were 138 and 156, respectively.

Managers	11	11
Supervisory staff	9	11
Employees	4	5
Workers	114	129

Average number of employees	138	156

Note 13 – Related parties

The total current account granted to the management, including interests, amount to € 5,739 and € 10,137, at December 31, 2003 and December 31, 2002, respectively.

Note 14 – Summary of differences between accounting policies generally accepted in the United States of America and France

The financial statements of the Company have been prepared and presented in accordance with accounting principles generally accepted in France (“French GAAP”). French GAAP, as applied by the Company differs in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The application of U.S. GAAP would have affected the Company’s net income (loss) for the fiscal year ended December 31, 2003 and 2002 and its shareholders’ equity as of December 31, 2003 and 2002 as follows:

a) Reconciliation of consolidated net income from French GAAP to U.S. GAAP

(In euros)	Year Ended	Year Ended
	December 31, 2003	December 31, 2002

Net income as determined in accordance with French GAAP	1,972,184	1,227,421
U.S. GAAP reconciling adjustments:
Pension	(5,200)	(2,565)
Foreign currency transaction gains	(19,835)	(3,919)
Subsidy (FRED)	(47,200)	47,200
Tax impact	81,106	15,593
Total U.S. GAAP adjustments, net	8,871	56,309

Net income as determined in accordance with U.S. GAAP	1,981,055	1,283,730

b) Reconciliation of consolidated shareholders’ equity from French GAAP to U.S. GAAP

(In euros)	December 31, 2003	December 31, 2002

Shareholders’ equity as determined in accordance with French GAAP	5,230,066	3,942,071
U.S. GAAP reconciling adjustments:
Pension	(34,760)	(29,560)
Foreign currency transaction gains	62,640	82,475
Subsidy (FRED)	—	47,200
Subsidy (ANVAR)	(24,391)	(33,538)
Deferred tax effect	300,261	219,155
Total U.S. GAAP adjustments, net	303,750	285,732
Shareholders’ equity (deficit) as determined in accordance with U.S. GAAP	5,533,816	4,227,803

c) Description of the differences between French GAAP, as applied by the Group and U.S. GAAP

Pension

Under Statutory French GAAP, liabilities related to the Company’s pension and other post-retirement benefit obligations are not recorded in the balance sheet. The Company’s commitments related to pension and other post-retirement benefits are disclosed in the notes to the financial statements. The related expense is recognized in the statement of operation when paid.

Under US GAAP, liabilities related to the Company’s pension and other post-retirement benefit obligations are recorded in the balance sheet in accordance with SFAS 87 “Employers’ Accounting for Pensions”. Likewise, the related expense is recognized in the statement of operations on the basis of SFAS 87 “Employers’ Accounting for Pensions”.

Foreign currency transaction gains

Under statutory French GAAP, unrealized gains and losses resulting from assets and liabilities denominated in currencies other than Company’s functional currency are deferred as liabilities and assets, respectively on the Company’s balance sheet. A separate provision is recorded to recognize the unrealized losses in the statement of operations. The unrealized gains are recognized when settled.

Under US GAAP, unrealized gains and losses from assets and liabilities denominated in currencies other the Company’s functional currency are both recognized in the statement of operations.

Deferred income taxes

Under Statutory French GAAP, deferred income taxes are not recorded for temporary differences between the tax and financial reporting bases of assets and liabilities. The principal difference between the tax and financial reporting bases of assets and liabilities relates to provision for risk, which are deductible for tax purposes only when paid.

Under US GAAP, the deferred income tax consequences of temporary differences between the tax and financial reporting basis of assets and liabilities are recorded as either deferred tax assets or deferred tax liabilities, as appropriate. The recognition of deferred tax assets is subject to the condition that the asset’s realization is almost certain. In addition to the deferred taxes associated with provision for risk, deferred taxes would generally also be reflected for other temporary such as pension (see description above).

Subsidy (ANVAR)

Under Statutory French GAAP, refundable government subsidy granted for long-term research and development projects could be recorded directly to shareholders’ equity.

Under US GAAP, Government Grants that is recognized is not recorded directly to shareholders’ equity. If it is probable that the grant will be refunded, the grant should be reported as a liability.

Subsidy (FRED)

Under Statutory French GAAP, subsidy granted in connection with current expenses (personnel costs) has been recognized as the payment was received.

Under US GAAP, grants that relate to current expenses is treated as reduction of the related expenses. Grants related to expenses of future periods should be deferred and reflected as reduction of expenses as the related expenses are recognized.

d) Differences in presentation between French GAAP and U.S. GAAP

Certain differences exist between the presentation of financial statement under French GAAP and US GAAP. Below is a summary of the significant presentation differences for the Company.

Lease

Under Statutory French GAAP, as applied by the Company, all leases are accounted for as operating leases and the related rental payments are charged to operating expenses as incurred.

Under US GAAP, leases are accounted for in accordance with SFAS 13 “Accounting for Leases”. A Lease that meets one or more of the following criteria –a) The lease transfers ownership of the property to the lessee by the end of the lease term, b) the lease contains a bargain purchase option, c) the lease term is equal to 75 percent or more of the estimated economic life of the leased property, d) the present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90 percent of the excess of the fair value of the leased property – the lease shall be classified as a capital lease by the lessee. Otherwise it shall be classified as an operating lease. Capital lease accounting requires that the leased asset and the lease obligation be recognized in the Company’s balance sheet. In lieu of rental expense, the Company recognizes a depreciation expense on the leased asset and interest expense on the lease obligation.

Under US GAAP, certain leases should be classified as capital leases instead of operating leases. As a result, leased obligations and assets should be recorded in the Company’s balance sheet. As of December 31, 2002 and 2003 leased obligation and assets would amount to € 2,845,971 and € 3,157,336, respectively. A total expense of € 222,255 and € 208,730 would be reclassified from operating expenses to interests expenses.

Exceptional items

Certain amounts presented as exceptional income and expense (non-operating) in the statement of operations under French GAAP do not qualify as non-operating items under U.S. GAAP.

Profit sharing

Under Statutory French GAAP, profit sharing is presented as a non-operating expense in the statement of operations. Under US GAAP, this expense is considered as an operating expense.

Comprehensive income

Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. In financial statements under French GAAP, the concept of comprehensive income does not exist because French accounting principles do not allow any change in equity corresponding to this definition other than net income and changes in accounting principles.

In financial statements under US GAAP, comprehensive income and its components must be displayed in a statement of comprehensive income.

Statement of cash flows

Under French GAAP, some items are presented on a net basis in the statement of cash flows. Under US GAAP these items are required to be presented on a gross basis (e.g. borrowings and repayment of debt)

e) New accounting pronouncements

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” In December 2003, the FASB issued a revision to Interpretation No. 46 (Collectively, FIN 46, as revised, is referred to as “FIN46”). FIN 46, as revised, requires unconsolidated variable interest entities to be consolidated by their primary beneficiaries, as defined by FIN 46. As a non-public Company, the Company should apply the provisions of FIN 46, as revised, to variable interest entities created after December 31, 2003 upon initial involvement with the entity. The Company is required to apply the provisions of FIN 46, as revised, to variable interest entities created prior to December 31, 2003 as of December 31, 2004. The adoption is not expected to have a material effect on the Group’s results of operations or financial condition when adopted.

In November 2002, the EITF reached a consensus on issue No. 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”) on a model to be used to determine when a revenue arrangement involving the delivery or performance of multiple products, services and/or rights to use assets should be divided into separate units of accounting. Additionally, EITF 00-21 addresses if separation is appropriate, how the arrangements consideration should be allocated to the identified accounting units. EITF 00-21 will be applicable beginning in 2004. The Company will adopt EITF 00-21 as of January 1, 2004 and is currently assessing its impact on its financial statements.